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                                                                   EXHIBIT 99.1

          Letter to DTC Participants Regarding the Offer to Exchange

         Any and All Outstanding 13.50% Senior Secured Notes due 2008

                                      for

                     13.50% Senior Secured Notes due 2008

                                      of

                        Mission Energy Holding Company

          Which Have Been Registered under the Securities Act of 1933
                  Pursuant to the Prospectus dated     , 2001

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,ON     , 2001
 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO
  TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO
                             THE EXPIRATION DATE.


                                                                         , 2001

 To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

   Mission Energy Holding Company ("Mission Energy Holding") is enclosing herewith the material listed below in connection with its offer (the "Exchange Offer") to exchange new 13.50% Senior Secured Notes due 2008 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 13.50% Senior Secured Notes due 2008 (the "Original Notes"), upon the terms and subject to the conditions
set forth in the prospectus, dated       , 2001 (the "Prospectus"), and in the
accompanying Letter of Transmittal (the "Letter of Transmittal") which together constitute the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the prospectus.

   Enclosed herewith are copies of the following documents:

     1. The Prospectus;

     2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup Federal income tax withholding;

     3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Original Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date;

     4. A form of letter which may be sent to your clients for whose account you hold Original Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. A return envelope addressed to the exchange agent.

   DTC Participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

   PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON       , 2001, UNLESS EXTENDED BY MISSION ENERGY HOLDING. WE URGE YOU
TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

   You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.
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   Additional copies of the enclosed materials may be obtained from the exchange agent, at the address and telephone numbers set forth in the Prospectus and the Letter of Transmittal.

                                          Very truly yours,

                                          Mission Energy Holding Company

                               ----------------

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF MISSION ENERGY HOLDING OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.